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                                                                     EXHIBIT 4.2

        VOTING AGREEMENT, dated as of April 27, 2000, by and among The Sports Club Company, Inc., a Delaware corporation, and the Millennium Entities (as defined herein).


                              PRELIMINARY STATEMENT

        The Millennium Entities currently own Shares and may from time to time hereafter acquire additional Shares. As a condition to the agreement by the Company to amend the Rights Agreement to permit the acquisition of a limited number of additional Shares by the Millennium Entities, the Company has required the Millennium Entities to agree, and the Millennium Entities are willing to agree, that they will vote any Shares owned by them in excess of the Threshold Number in accordance with the requirements of section 2 of this agreement. Accordingly, the parties hereto agree as follows.

1.    DEFINITIONS.

      a. "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person.

      b.    "BOARD OF DIRECTORS" means the Company's Board of Directors.

      c. "COMPANY" means The Sports Club Company, Inc., a Delaware corporation.

      d. "LOAN AND STOCK PLEDGE AGREEMENT" means the Amended and Restated Loan and Stock Pledge Agreement, dated as of December 30, 1997, by and between David M. Talla and MDP Ventures II LLC, as such agreement may be amended or modified from time to time.

      e. "MILLENNIUM ENTITIES" means Millennium Partners LLC, Millennium Entertainment Partners LP, Millennium Development Partners LP, MDP Ventures I LLC, MDP Ventures II LLC and their respective Affiliates.

      f. "NON-RESTRICTED SHARES" means all outstanding Shares other than the Restricted Shares.

      g. "RESTRICTED SHARES" means, as of any date, the Shares owned by the Millennium Entities on such date in excess of the Threshold Number.

      h. "RIGHTS AGREEMENT" means the Rights Agreement, dated as of October 6, 1998, between the Company and American Stock Transfer & Trust Company, as such agreement may be amended from time to time.


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      i.    "SHARES" means shares of the Company's common stock, par value $.01 per share.

      j. "TALLA VOTING AGREEMENT" means the Voting Agreement, dated as of April 27, 2000, between D. Michael Talla and the Company.

      k. "TERMINATION DATE" means the earlier of: (i) the date on which the Rights Agreement is terminated, (ii) the date on which Rights Certificates (as such term is defined in the Rights Agreement) are distributed pursuant to the Rights Agreement, and (iii) the date on which the parties hereto enter into a written agreement to terminate this agreement.

      l.    "THRESHOLD NUMBER" means, as of any date, the greater of:

            i.     the sum of:

                   (1) 4,964,890 Shares and

                   (2) the number of Shares acquired as of such date by the
                       Millennium Entities pursuant to the Loan and Stock Pledge Agreement or upon exercise of any remedy available under the Loan and Stock Pledge Agreement or by exercise of statutory rights, and

            ii. a number of Shares equal to 28% of all Shares outstanding as of such date.

2.    VOTING RESTRICTIONS.

      a. The Millennium Entities agree that, from the date hereof until the Termination Date, they will, on each occasion at which the stockholders of the Company are entitled to vote on any matter (whether at an annual or special meeting or by written consent), vote, and cause the other Millennium Entities to vote, all Restricted Shares in the same proportions that all Non-restricted Shares that are voted in connection with such matter are voted.

      b. Anything in section 2(a) hereof to the contrary notwithstanding, the restriction set forth in section 2(a) hereof shall not apply to the extent specifically waived in writing by the Board of Directors.

      c. If the Talla Voting Agreement is amended or modified, or any provision thereof is waived, the Company shall notify the Millennium Entities


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            promptly of any such amendment, modification or waiver. If any such amendment, modification or waiver reduces or eliminates the restrictions contained in the Talla Voting Agreement, the Millennium Entities shall automatically receive the benefit of such reduced or eliminated restrictions and this agreement shall be appropriately modified.

3.    MISCELLANEOUS.

      a. GOVERNING LAW. This agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

      b.    ENFORCEMENT.

            i. The Millennium Entities acknowledge and agree that irreparable damage would occur if any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company will be entitled to an injunction or injunctions to prevent breaches of this agreement by the Millennium Entities and to enforce specifically its provisions, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

            ii. Each of the Millennium Entities and the Company irrevocably agrees that any legal action or proceeding against it with respect to this agreement and any transaction contemplated by this agreement may be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware, and by execution and delivery of this agreement each of the Millennium Entities and the Company irrevocably submits to the jurisdiction of each such court.

      c. ENTIRE AGREEMENT. This agreement constitutes the entire understanding of the parties hereto with respect to the transactions contemplated by it.

      d. SEVERABILITY. If any provision of this agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties hereto that they would have executed the remaining provisions without including any that may be declared unenforceable.

      e. HEADINGS. The headings in this agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of any provision of this agreement.


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      f.    NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally against receipt thereof, or trans mitted by facsimile (with a confirming copy sent by mail) or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to the Company, to:

                   The Sports Club Company, Inc.
                  11100 Santa Monic Boulevard, Suite 300
                   Los Angeles, California  90025
                   Attention: Chief Executive Officer
                   Facsimile No.: (310) 479-8350

            with a copy to:

                   Kinsella Boesch Fujikawa & Towle LLP
                   1901 Avenue of the Stars
                   Los Angeles, California 90067
                   Attention: Joseph P. Bartlett, Esq.
                   Facsimile No.: (310) 284-6018

            if to the Millennium Entities, to:

                   Millennium Partners
                   1995 Broadway
                   New York, New York 10023
                   Attention: Mr. Christopher M. Jeffries
                   Facsimile No.: (212) 595-1831

            with a copy to:

                   Battle Fowler LLP
                   75 East 55th Street
                   New York, New York 10022
                   Attention: Thomas E. Kruger, Esq.
                   Facsimile No:  (212) 856-7815

            Any notice shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier, the date of transmission with confirmation back if transmitted by facsimile, or the third day following posting if transmitted by mail.


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      g.    SUCCESSORS AND ASSIGNS. This agreement shall bind and inure to the benefit of the successors of the parties hereto. None of the parties hereto may assign its rights or interests in or obligations under this agreement without the prior written consent of the other parties hereto.

      h. THIRD PARTY BENEFICIARIES. No party not expressly a party hereto shall have or acquire any rights or interests under this agreement, whether as a third party beneficiary or otherwise, and none of the parties hereto shall have any liability hereunder with respect to any such other party

      i. AMENDMENTS; WAIVERS. This agreement may not be amended, or any of its provisions waived, except by a writing signed by each of the parties hereto.

      j. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have cause this agreement to be executed as of the date first written above.



THE SPORTS CLUB COMPANY, INC.           MILLENNIUM PARTNERS LLC



By:  /s/ Rex  Licklider                 By: Millennium Partners Management
   ---------------------------------        LLC, its managing member
   Rex Licklider, Co-Chief Executive
   Officer

                                            By: Millennium Manager I, Inc.,
                                                its manager


                                                By:  /s/ Brian J. Collins
                                                   ------------------------
                                                   Brian J. Collins
                                                   Vice President



                                        MILLENNIUM DEVELOPMENT
                                        PARTNERS LP


                                        By: Millennium Development Associates
                                            LP, its general partner


                                            By: Millennium Development
                                                Corp., its general partner



                                                By:  /s/ Brian J. Collins
                                                   ------------------------
                                                   Brian J. Collins
                                                   Vice President



                                        MILLENNIUM ENTERTAINMENT
                                        PARTNERS, LP


                                        By: Millennium Entertainment
                                            Associates, LP, its general partner


                                            By: Millennium Entertainment
                                                Corp., its general partner



                                                By:  /s/ Brian J. Collins
                                                   ------------------------
                                                   Brian J. Collins
                                                   Vice President



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                                        MDP VENTURES I LLC


                                        By: Millennium Development Partners
                                            LP, its managing member


                                            By: Millennium Development
                                                Associates LP, its general
                                                partner

                                                By: Millennium Development
                                                    Corp., its general partner


                                                    By:  /s/ Brian J. Collins
                                                       ------------------------
                                                       Brian J. Collins,
                                                       Vice President



                                        MDP VENTURES II LLC


                                        By: Millennium Development Partners II
                                            LLC, its managing member



                                                By:  /s/ Brian J. Collins
                                                   ------------------------
                                                   Brian J. Collins,
                                                   Vice President






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